                                                                 Execution Copy

                        ASSUMPTION REINSURANCE AGREEMENT

                                 By and Between

                        JOHN ALDEN LIFE INSURANCE COMPANY

                                       and

                        SUNAMERICA LIFE INSURANCE COMPANY

                           Dated as of March 31, 1997

                                TABLE OF CONTENTS

                                                                                                         Page

ARTICLE 1
ASSUMPTION; INDEMNIFICATION............................................................................  -3-

ARTICLE 2
NOTICES; ASSUMPTION CERTIFICATES; NOVATIONS............................................................  -4-
         2.1      Policyholder Consent Required........................................................  -4-
         2.2      Policyholder Consent Not Required....................................................  -5-
         2.3      Compliance of Forms..................................................................  -6-
         2.4      Effective Date of Novation...........................................................  -6-
         2.5      Costs of Compliance..................................................................  -8-

ARTICLE 3
APPROVALS..............................................................................................  -8-
         Section 3.1                Regulatory Approvals...............................................  -8-

ARTICLE 4
TRANSFER OF POLICY LIABILITIES.........................................................................  -9-

         Section 4.1                Novation...........................................................  -9-
         Section 4.2                Effect of Novation.................................................  -9-
         Section 4.3                Forwarding of Premiums and Other
                                    Payments by Reinsured..............................................  -10-

ARTICLE 5
EFFECT ON EXISTING REINSURANCE.........................................................................  -12-

ARTICLE 6
FURTHER ASSURANCES.....................................................................................  -13-
         Section 6.1                Further Assurances.................................................  -13-

ARTICLE 7
RECORDS AND ACCOUNTING.................................................................................  -13-
         Section 7.1                Books and Records..................................................  -13-

ARTICLE 8
RESERVED...............................................................................................  -15-

ARTICLE 9
MISCELLANEOUS..........................................................................................  -15-
         Section 9.1                Notices............................................................  -15-
         Section 9.2                Integration........................................................  -17-
         Section 9.3                Amendments.........................................................  -19-
         Section 9.4                Waivers............................................................  -19-
         Section 9.5                Governing Law......................................................  -20-
         Section 9.6                Arbitration........................................................  -20-

         Section 9.7     Binding Effect; Assignment; Third
                         Party Beneficiaries............................................... -22-
         Section 9.8     Severability...................................................... -23-
         Section 9.9     Headings.......................................................... -24-
         Section 9.10    Counterparts...................................................... -24-
         Section 9.11    Errors and Omissions.............................................. -25-

SCHEDULES:            Schedule 5.1 - Reinsurance Agreements

EXHIBITS:

         Exhibit A -  Notice of Transfer
         Exhibit B -  Assumption Certificate

                        ASSUMPTION REINSURANCE AGREEMENT

         ASSUMPTION REINSURANCE AGREEMENT (the "Agreement") dated as of March 31, 1997 (the "Closing Date"), by and between John Alden Life Insurance Company, a Minnesota corporation ("Ceding Company"), and SunAmerica Life Insurance Company, an Arizona corporation ("Reinsurer").

         WHEREAS, Ceding Company is engaged in, among other businesses, the business of selling, issuing and administering annuity policies and related activities in the United States other than the State of New York (the "Annuity Business");

         WHEREAS, Reinsurer is engaged in, among other businesses, the business of selling, issuing and administering annuity policies and related activities in certain states of the United States;

         WHEREAS, Ceding Company and Reinsurer are parties to an Asset Purchase and Sale Agreement dated as of November 29, 1996 as amended by Amendment No. 1 dated as of March 31, 1997, and as may be subsequently amended from time to time (as amended, the "Asset Purchase Agreement"), which provides for the transfer to Reinsurer of certain assets used in the Annuity Business (all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Asset Purchase Agreement, except that for purposes of the terms "Insurance Liabilities," "Other Liabilities" and "Extra Contractual Obligations," the words "Annuity Contracts" shall be replaced with the term "Policies");

         WHEREAS, the Asset Purchase Agreement contemplates that Reinsurer will reinsure the Insurance Liabilities of Ceding Company arising under the Annuity Contracts on the terms and conditions set forth herein and in the Indemnity Reinsurance Agreement;

         WHEREAS, pursuant to an Indemnity Reinsurance Agreement, Ceding Company has ceded on a coinsurance basis Ceding Company's Insurance Liabilities and Other Liabilities arising under the Annuity Contracts after the Closing Date and under the Additional Policies (as defined in the Indemnity Reinsurance Agreement) on the terms and conditions set forth therein pending assumption of the Annuity Contracts and Additional Policies (other than those Annuity Contracts and Additional Policies reinsured under the RSL Agreements, which Annuity Contracts and Additional Policies shall not be assumed by Novation by Reinsurer but shall only be ceded to Reinsurer on a coinsurance basis) (the "Policies") as contemplated in this Agreement.

         WHEREAS, on the Novation Date (as defined herein), Ceding Company desires to assign and transfer the rights and Insurance Liabilities of the Policies to Reinsurer on an assumption reinsurance basis on the terms and conditions set forth herein.

         WHEREAS, Reinsurer desires to assume the rights and Insurance Liabilities of the Policies on the terms and conditions set forth herein; and

         WHEREAS, it is a condition to the obligations of the parties under the Asset Purchase Agreement that Ceding Company and Reinsurer enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good, valuable and sufficient consideration including the consideration provided by the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, Reinsurer and Ceding Company (collectively, the "Parties" and, sometimes individually a "Party"), intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                           ASSUMPTION; INDEMNIFICATION

         Ceding Company hereby agrees to sell, cede and convey all of its right, title and interest in and to the Policies to Reinsurer, and Reinsurer, subject to the terms and conditions set forth herein, hereby agrees to accept and reinsure, on an assumption basis, all (100%) of the Insurance Liabilities and the Other Liabilities, but no other liabilities or obligations of any nature whatsoever, fixed or contingent, known or unknown. Without limiting the foregoing, Reinsurer shall not accept and reinsure the Excluded Liabilities or Extra Contractual Obligations arising out of or with respect to the Policies.

          Ceding Company will indemnify and hold harmless the Reinsurer in accordance with the terms of the Asset Purchase Agreement against all liabilities other than the Insurance Liabilities and the Other Liabilities.

                                    ARTICLE 2

                   NOTICES; ASSUMPTION CERTIFICATES; NOVATIONS

         Section 2.1 Policyholder Consent Required. The provisions of this
Section 2.1 shall apply in those states in which the consent of the holder of a Policy (each, a "Policyholder") is required for the assumption of the Policies by the Reinsurer.

                  (a) Policyholder Notice. Promptly following the receipt of all required regulatory approvals in a particular state (or promptly after the Closing Date with respect to those states in which regulatory approval is not required), Reinsurer shall prepare for mailing to each holder of an Annuity Contract or Additional Policy which did not have an assumption endorsement attached when issued in each such state an option letter, including a rejection form, substantially in the form of Exhibit A attached hereto (the "Policyholder Notices").

                  Reinsurer will use its best efforts to distribute such Policyholder Notices promptly to each such Policyholder. Each Policyholder Notice shall be dated the date upon which it is mailed. Reinsurer shall use commercially reasonable efforts to obtain the consent of each such Policyholder to the assumption by Reinsurer of the Policyholder's Policy. Ceding Company shall provide such assistance to Reinsurer as Reinsurer shall reasonably request in order to obtain such consents.

                  (b) Certificate of Assumption. The Reinsurer shall also prepare and mail a certificate of assumption substantially in the form of Exhibit B attached hereto (the "Certificate of Assumption") to Policyholders resident in states which require the mailing of a separate Certificate of Assumption. Such certificates may be mailed separately or together with the Policyholder Notice at the option of the Reinsurer, but subject to any applicable regulatory requirements.

         Section 2.2 Policyholder Consent Not Required. In those states in which the consent of a Policyholder is not required for this assumption of the Policies by the Reinsurer, Reinsurer shall prepare and mail to each such Policyholder a Certificate of Assumption. The Certificate of Assumption shall be mailed promptly following the receipt of any regulatory approval required with respect to such certificate

(or immediately following the Closing Date if no such approval is required). Reinsurer will use its commercially reasonable efforts to distribute such Certificates of Assumption promptly to each such Policyholder.

         Section 2.3 Compliance of Forms. Notwithstanding the form of Exhibit A and Exhibit B referred to in this Article 2. Ceding Company and Reinsurer agree that such exhibits will be modified for use in the various states to the extent required to comply with local regulatory requirements or as agreed to by Ceding Company and Reinsurer.

         Section 2.4 Effective Date of Novation. Unless a rejection of assumption has been received from a Policyholder, a Policy assumed by Reinsurer pursuant to this Agreement shall be deemed to have effected a Novation as follows (each, a "Novated Contract"):

                  (a) With respect to those states which have enacted the Assumption Reinsurance Model Act promulgated by the National Association of Insurance Commissioners (the "Model Act"), unless expressly rejected before the date of deemed Novation as provided herein, an Annuity Contract will be deemed to have been novated upon the earlier to occur of (i) the first day of the month immediately following the date that the Policyholder's consent to such Novation arrives at the Reinsurer's administrative office, or (ii) the first day of the month immediately following the second anniversary of the date on which the Policyholder Notice was mailed to such Policyholder (the "Second Anniversary"), unless a second notice is required to be mailed, in which case the date of Novation will be the first day of the month immediately following the Second Anniversary. Notwithstanding the above sentence, no Novation shall be effective prior to the earliest date specified by the Reinsurer for Novation in such state; provided, however, that Reinsurer shall use commercially reasonable efforts to obtain Novations.

                  (b) With respect to those states which have not enacted the Model Act but which otherwise impose advance notice or consent requirements, a Policy will be deemed to have been novated upon the earliest date specified in the Policyholder Notice. Notwithstanding the above sentence, no Novation shall be effective prior to the earliest date specified by the Reinsurer for Novation in such state; provided, however, that Reinsurer shall use commercially reasonable efforts to obtain Novations.

                  (c) With respect to those states which do not require express acceptance of the assumption by a Policyholder or where advance notice of the assumption is not otherwise required, the Novation will be deemed effective as of the date specified in the mailing of the Certificate of Assumption.

                  (d) As used herein, a Novation is the substitution of Reinsurer for Ceding Company as obligor with respect to a Policy and the release of Ceding Company as obligor on such Policy (but only with respect to the Insurance Liabilities), with the effects set forth in
         Section 4.2 hereof.

                  The effective date of Novation with respect to a particular Policy as provided above shall be deemed the "Novation Date" with respect to such contract.

         Section 2.5 Costs of Compliance. The costs and expenses of compliance with this Article 2 will be borne by Reinsurer, including out of pocket expenses incurred by Ceding Company in the provision of assistance at the request of Reinsurer.

                                    ARTICLE 3

                                    APPROVALS

         Section 3.1 Regulatory Approvals. Reinsurer shall diligently pursue and use its commercially reasonable efforts to obtain necessary regulatory approval in all applicable states to the transactions contemplated hereby (other than any approvals that relate solely to Ceding Company, which Ceding Company shall use its commercially reasonable efforts to obtain). Ceding Company shall provide such assistance to

Reinsurer as Reinsurer shall reasonably request in order to obtain such approvals. Reinsurer shall bear the cost of obtaining required insurance regulatory approvals, consents and orders (other than any approvals that relate solely to Ceding Company) necessary to permit Ceding Company and Reinsurer to execute, deliver and perform this Agreement.

                                    ARTICLE 4

                         TRANSFER OF POLICY LIABILITIES

         Section 4.1 Novation. Notwithstanding any provision of this Agreement to the contrary, in the event that a Policy defined herein as a Novated Contract is determined by an applicable regulatory authority or by judicial decision (in either case, following the exhaustion of all rights of appeal) to be not novated from Ceding Company to Reinsurer, such Policy shall for all purposes of this Agreement be deemed retroactive to the respective effective dates of Novation to not have been assumed by Reinsurer and the holder of such Policy shall have no direct right of action against Reinsurer with respect to such Policy. Reinsurer may prepare a new form of policyholder notice and certificate of assumption believed by Reinsurer to be sufficient to obtain a Novation of any Policies judicially determined to be not novated and may deliver same to all policyholders of such Policies.

         Section 4.2 Effect of Novation. Subject to this Section 4.2, Reinsurer shall be the successor to Ceding

Company under the Novated Contracts as if the Novated Contracts were direct obligations originally issued by Reinsurer. Subject to this Section 4.2, Reinsurer shall be substituted in the place and stead of Ceding Company, and each holder of a Novated Contract shall be entitled to disregard Ceding Company as a party thereto and treat Reinsurer as if it had been originally obligated thereunder. On or after the effective date of such Novation, the holders of Novated Contracts shall have the right to file claims arising under the Novated Contracts directly with Reinsurer and shall have a direct right of action against Reinsurer for the Insurance Liabilities. Reinsurer hereby consents to be subject to direct action taken by any such holders under a Novated Contract with respect to the Insurance Liabilities. Reinsurer accepts and assumes the Novated Contracts subject to any and all defenses, setoffs and counterclaims to which Ceding Company would be entitled with respect to Insurance Liabilities, it being expressly understood and agreed by the Parties that no such defenses, setoffs or counterclaims are waived by the execution of this Agreement or the consummation of the transactions contemplated hereby and that Reinsurer shall be fully subrogated to all such defenses, setoffs and counterclaims.

         Section 4.3 Forwarding of Premiums and Other Payments by Reinsured. Premiums due or paid with respect to the

Novated Contracts on and after the relevant Novation Date, and any loan repayments (and interest payments thereon) made on the Novated Contracts on and after the relevant Novation Date, shall be the sole property of Reinsurer. From and after the relevant Novation Date, all holders under the Novated Contracts shall pay all premiums and make any loan repayments (and interest payments thereon) on their Policies directly to Reinsurer. All such payments received by Ceding Company related to Novated Contracts after the relevant Novation Date shall be delivered to Reinsurer, together with information, if available, regarding the payor, nature of payment, policy number and period with respect to which the payment relates. Reinsurer will assume all obligations to administer the Novated Contracts.

                  Ceding Company agrees that, after the respective Novation Dates of the Novated Contracts, it will forward to Reinsurer immediately upon receipt all notices and other written communications received by it relating to Novated Contracts (including, without limitation, all inquiries or complaints from state insurance regulators, agents, brokers and policyholders and all notices of claims, suits and actions for which it receives service of process).

                                    ARTICLE 5

                         EFFECT ON EXISTING REINSURANCE

         Schedule 5.1 sets forth all reinsurance or co-insurance agreements (together with all other agreements related thereto) related to the Annuity Contracts to which Ceding Company is a party and all such contracts, arrangements, treaties, understandings and agreements under which Ceding Company has any obligation to cede or assume insurance (the "Reinsurance Agreements"). As of the Closing Date, the assignment and Novation to Reinsurer of the reinsurance agreements and related agreements between Ceding Company and all third party reinsurers related to the Annuity Contracts naming Reinsurer as a direct party to each such agreement with respect to rights of the Ceding Company and the Insurance Liabilities and Other Liabilities has been obtained. The collectability of reinsurance payable to Reinsurer under the Reinsurance Agreements shall be at the sole risk and for the account of Reinsurer. Notwithstanding the foregoing, nothing contained herein is intended to require Reinsurer to assume by Novation the Annuity Contracts and Additional Policies reinsured under the RSL Agreements, which Annuity Contracts and Additional Policies shall be ceded to Reinsurer on a coinsurance basis only.

                                    ARTICLE 6

                               FURTHER ASSURANCES

         Section 6.1 Further Assurances. From time to time after the date hereof, without further consideration, each Party shall execute and deliver such other instruments of assumption, conveyance, assignment, transfer and delivery, and take such other action as the other Party reasonably requests, in order to more effectively accomplish the Novation of the Policies contemplated herein.

                                    ARTICLE 7

                             RECORDS AND ACCOUNTING

         Section 7.1 Books and Records.

                  (a) Following the Closing Date, Ceding Company shall (i) allow Reinsurer, upon reasonable prior notice and during regular business hours, through its employees and Representatives (as defined in the Asset Purchase Agreement), at Reinsurer's expense to examine and make copies of any books and records retained by Ceding Company within its possession or control ("control" for the purposes of this Section 7.1(a) being defined as the ability to cause delivery to Ceding Company or access to Reinsurer) and furnish Reinsurer with such financial and reporting data and other information with respect to the Policies as Reinsurer may from time to time reasonably request, to the extent they relate to the Annuity Business, for any reasonable business purpose, including, without limitation, the preparation or examination of tax returns, regulatory filings and financial statements and the conduct of any Action, whether pending or threatened concerning the Annuity Business at Ceding Company's offices or other facilities or properties and (ii) maintain such books and records for Reinsurer's examination and copying. Access to such books and records shall be at Reinsurer's expense, may not unreasonably interfere with Ceding Company's or any successor company's business operations and Reinsurer shall reimburse Ceding Company for all reasonable out-of-pocket expenses incurred by Ceding Company in copying such records. Ceding Company shall retain such books and records for a period of at least seven years (extended by a period equal to any extension of the statute of limitations with respect to tax matters with respect to which such books and records are necessary and of which Reinsurer shall notify Ceding Company), after which time such books and records shall be delivered to Reinsurer. Reinsurer shall not copy or remove from Ceding Company's premises the accountant's work papers made available to Reinsurer and its Representatives.

                  (b) Following the Closing Date, Reinsurer shall (i) allow Ceding Company, upon reasonable prior notice and during regular business hours, through its employees and other Representatives, at Ceding Company's expense to examine and make copies of the books and records transferred to Reinsurer at the Closing for any reasonable business purpose, including, without limitation, the preparation or examination of tax returns, regulatory filings and financial statements and the conduct of any Action or the conduct of any regulatory, contract holder, participant or other dispute resolution, whether pending or threatened, at Reinsurer's offices or other facilities or properties and (ii) maintain such books and records for Ceding Company's examination and copying. Access to such books and records shall be at Ceding Company's expense and may not unreasonably interfere with Reinsurer's or any successor company's business operations and Ceding Company shall reimburse Reinsurer for all reasonable out-of-pocket expenses incurred by Reinsurer in copying such records. Reinsurer shall retain any such books and records for a period of at least seven years (extended by a period equal to any extension of the statute of limitations with respect to tax matters with respect to which such books and records are necessary and of which Ceding Company shall notify Reinsurer).

                                    ARTICLE 8
                                    RESERVED

                                    ARTICLE 9
                                  MISCELLANEOUS

         Section 9.1 Notices. Any notice or other communication required or permitted hereunder shall be delivered personally (by courier or otherwise), sent by certified, registered or express mail, postage prepaid and return receipt requested, or transmitted by facsimile, (with a copy of such notice or other communication and a confirmation of a transmission sent by certified, registered or express mail, postage prepaid and return receipt requested no later than the close of business on the next business day following such transmission), and shall be addressed as follows:

                  when Reinsurer is to be notified:

                           SunAmerica Life Insurance Company
                           1 SunAmerica, Century City
                           Los Angeles, California 90067-6022
                           Attention:  General Counsel
                           Facsimile No.:  (310) 772-6574

                  with copies to:

                           SunAmerica Life Insurance Company
                           1 SunAmerica, Century City
                           Los Angeles, California 90067-6022
                           Attention:  Controller
                           Facsimile No.:  (310) 772-6684

                           O'Melveny & Myers
                           1995 Avenue of the Stars
                           Suite 700
                           Los Angeles, California 90067
                           Attention:  Robert D. Haymer, Esq.
                           Facsimile No.:  (310) 772-6684

                           Barger & Wolen LLP
                           515 S. Flower Street
                           34th Floor
                           Los Angeles, California 90071
                           Attention:  S. Stuart Soldate, Esq.
                           Facsimile No.:  (213) 614-7399
                  when Ceding Company is to be notified:

                           John Alden Life Insurance Company
                           7300 Corporate Center Drive
                           Miami, Florida  33126-1223
                           Attention:  General Counsel
                           Facsimile No.:  (305) 715-1342

                  with a copy to:

                           Dewey Ballantine
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attention:  William W. Rosenblatt, Esq.
                           Facsimile No.:  (212) 259-6333

A Party may, by notice given in accordance with this Section 9.1 to the other Party, designate another address or Person to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted. Each notice transmitted in the manner described in this Section 9.1 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), transmitted to the addressee (if transmitted by facsimile and subject to delivery of the mailed copy thereof) or the affidavit of the messenger (if transmitted by personal delivery) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

         Section 9.2 Integration. This Agreement (including the Exhibits and the Schedules attached hereto), along with the JANY Stock Purchase Agreement, the Asset Purchase Agreement including the Ancillary Agreements and other agreements contemplated hereby and thereby, the Annex, the Exhibits and the Schedules attached thereto (as each defined therein) (the "Transaction Agreements"), contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, Representations, warranties and understandings, whether written or oral, by or between the Parties with respect to the subject matter hereof. Nothing contained in any document or instrument of conveyance, transfer, assignment or delivery executed or delivered at the Closing pursuant to this Agreement shall amend, extend, modify, renew or alter in any manner any representation, warranty, covenant, agreement or indemnity contained herein. Nothing contained in the Transaction Agreements or any other agreements contemplated hereby or thereby shall constitute or be interpreted or construed as an admission by any Party or any of its Affiliates, of liability to third parties, whether under any Laws, or as an admission that any Party or any of its Affiliates are in violation of or have ever violated any Laws. In the event of any conflict between this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement shall control. In the event of any ambiguity (or inconsistency with the Asset Purchase Agreement) in this

Agreement, such ambiguity or inconsistency shall be resolved by reference to the Asset Purchase Agreement.

         Section 9.3 Amendments. No addition to, and no cancellation, renewal, extension, modification or amendment of or approval under, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification, amendment or approval is set forth in a written instrument which states that it adds to, amends, cancels, renews or extends this Agreement or grants an approval hereunder and which is executed and delivered on behalf of each Party by an officer of, or attorney-in-fact for, such Party.

         Section 9.4 Waivers. No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of, or attorney-in-fact for such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time or at any time) nor the delay or failure (at any time or for any period of time) to exercise any right, power or remedy shall operate as a waiver of, the right to exercise, or impair, limit or restrict the exercise on the part of any Party of any such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.

No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

         Section 9.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS OF THEREOF. Each Party consents and submits to the non-exclusive personal jurisdiction of any federal court in the State of Delaware in respect of any proceeding for the sole purpose of injunctive relief or to enforce an arbitration award under Section 9.6 hereof. Each Party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable Laws. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in federal court in the State of Delaware and any claim that it may now or hereafter have that any such proceeding in any such court has been brought in an inconvenient forum.

         Section 9.6 Arbitration. The Parties acknowledge and agree that the transactions contemplated herein, as well as the issuance of and payment of claims relating to the Annuity Contracts that are the subject of this Agreement, substantially affect and impact interstate commerce.

Therefore, all disputes or differences between Ceding Company and Reinsurer arising under or which are related to this Agreement (other than proceedings for the sole purpose of injunctive relief or to enforce an arbitration award set forth in Section 9.5 above) upon which an amicable understanding cannot be reached within thirty (30) days shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided, and judgment upon the award entered by the Arbitrators (as defined below) may be entered in any court having jurisdiction thereof. The Arbitrators provided for herein shall construe this Agreement in light of the prevailing custom and practices for acquisition transactions of a similar nature. The "Arbitrators" shall consist of one neutral arbitrator (or as provided below, three neutral arbitrators). The Parties agree that the arbitration, if implemented under this Agreement, shall be held at a site selected by the Arbitrators. The Parties agree to arbitrate within ninety (90) days following the transmittal of written demand of either Party to arbitrate any dispute arbitrable under this Agreement. The Parties will in good faith, within fifteen (15) days following notice of written demand to arbitrate attempt to agree on a single Arbitrator. If the Parties cannot within fifteen (15) days thereafter agree on a single arbitrator, each of the Parties shall appoint an

Arbitrator, notifying the other Party of the name and address of such Arbitrator. The Arbitrators appointed by each Party shall agree upon and appoint a third neutral Arbitrator. If either Party shall fail to appoint an Arbitrator as herein provided, or should the two Arbitrators so named fail to select the third Arbitrator within thirty (30) days of their appointment, then, in either event, the President of the American Arbitration Association or its successor shall appoint such second and/or third Arbitrator. A decision of a majority of the Arbitrators shall be final and binding and there shall be no appeal therefrom. The Arbitrators shall within forty-five (45) days after the final hearing enter an award and the award shall be supported by a written opinion. The fees of the Arbitrators and the direct costs of the arbitration shall be shared equally by the Parties; all other costs of the respective Parties, including without limitation fees and expenses of the respective Party's attorneys, witnesses, and discovery shall be paid by the respective Party, except to the extent that the Arbitrators otherwise direct based on the equities of the situation. The arbitration shall be held in New York, New York unless otherwise agreed between the Parties.

         Section 9.7 Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Ceding Company nor Reinsurer shall assign any of its rights or delegate any of its duties hereunder, (in whole or in part and by operation of law or otherwise) without the prior written consent of the other Party hereto except that Reinsurer may assign its rights and obligations under this Agreement to any of its Affiliates provided Reinsurer shall remain liable for its obligations hereunder notwithstanding such assignment; and provided further that this Section 9.7 shall not limit the right of Reinsurer to reinsure or coinsure Novated Contracts or to cause such Novated Contracts to be novated to another insurer. Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Party, if such consent is required hereby, shall be void. No Person (including, without limitation, any employee of a Party) shall be, or be deemed to be, a third party beneficiary of this Agreement.

         Section 9.8 Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or
(ii) if such
provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

         Section 9.9 Headings. The headings in this Agreement have been inserted for convenience of reference only, and shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

         Section 9.10 Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which when so executed and delivered shall constitute an original instrument, but all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective and deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by both of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of both of the Parties.

         Section 9.11 Errors and Omissions. Inadvertent delays, errors or omissions made by either Ceding Company or Reinsurer in connection with this Agreement or any transaction hereunder shall not relieve the other party from any liability which would have attached to such party had such delay, error or omission not occurred, provided that the party causing such delay error or omission rectifies the same as soon as possible after its discovery thereof.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

REINSURER:                                  SUNAMERICA LIFE INSURANCE COMPANY

By: /s/ James W. Rowan
    -------------------------
Name:   James W. Rowan
    -------------------------
Title:  Senior Vice President
    -------------------------

CEDING COMPANY:                             JOHN ALDEN LIFE INSURANCE COMPANY

By: /s/ Scott L. Stanton
    -------------------------
Name:   Scott L. Stanton
    -------------------------
Title:  Senior Vice President
    -------------------------

                                  Schedule 5.1

                             Reinsurance Agreements

JALIC Reinsurance: all ceded

                  1. Indemnity Reinsurance Agreement between John Alden Life Insurance Company and Aristar Life Insurance Company, effective October 28, 1987.

                  2. Coinsurance Agreement between John Alden Life Insurance Company and Lincoln National
                           Reinsurance Company Ltd., effective September
                           30, 1995.

                           - Trust Agreement among Lincoln National Reinsurance Company Limited, John Alden Life Insurance Company and The Chase Manhattan Bank, N.A., effective as of October 9, 1995.

                  3. Indemnity Coinsurance Agreement between John Alden Life Insurance Company and Oxford Life Insurance Company, effective January 1, 1989.

                           -        Trust Agreement among Oxford Life
                                    Insurance Company, John Alden Life Insurance
                                    Company and The Chase Manhattan Bank, N.A., dated February 13, 1990.

                  4. Coinsurance Agreement between John Alden Life Insurance Company and Reliance Standard Life Insurance Company, effective June 30, 1990. (Annuity Contracts and Additional Policies reinsured under the RSL Agreements shall not be assumed by Novation by Reinsurer but shall only be ceded to Reinsurer on a coinsurance basis.)

                           - Trust Agreement among Reliance Standard Life Insurance Company, John Alden Life Insurance Company and CTC Illinois Trust Company, dated July 9, 1990.

                  5. Coinsurance Agreement between John Alden Life Insurance Company and Reliance Standard Life Insurance Company, effective October 31, 1990.

                           (Annuity Contracts and Additional Policies reinsured under the RSL Agreements shall not be assumed by Novation by Reinsurer but shall only be ceded to Reinsurer on a coinsurance basis.)

                           - Trust Agreement among Reliance Standard Life Insurance Company, John Alden Life Insurance Company and CTC Illinois Trust Company, dated October 30, 1990.

                                    EXHIBIT A

                        JOHN ALDEN LIFE INSURANCE COMPANY
                        SUNAMERICA LIFE INSURANCE COMPANY

                                                                __________, 1997

Dear Policyholder:

                  This notifies you of an agreement reached between JOHN ALDEN LIFE INSURANCE COMPANY ("John Alden") and SUNAMERICA LIFE INSURANCE COMPANY ("SunAmerica") for the assumption of your annuity contract __________ by SunAmerica. SunAmerica will become your insurer and will assume all of the rights, obligations and liabilities of John Alden under your coverage. This assumption will be effective as of 12:01 a.m., Eastern Time, on __________, 1997.

                  The assumption has been approved by the Insurance Department of the State of Minnesota and the Insurance Department of the State of Arizona, the insurance departments of the domiciliary states of John Alden and SunAmerica.

                  To introduce you to SunAmerica, attached is a summary of essential information about SunAmerica.

                  You have the following options with regard to the assumption of your contract:

                  Option 1.         Accept the transfer of your contract from
                                    John Alden to SunAmerica.

                  Option 2.         Reject the proposed transfer of your
                                    contract from John Alden to SunAmerica. If you choose this option, John Alden will remain as your insurer and you will have no rights to claim any payments from SunAmerica.

                  If you wish to choose option 1, simply do not return the Rejection Form and you will automatically be deemed to have accepted this option upon the expiration of thirty (30) days from the date of this Notice. You should then attach the enclosed Certificate of Assumption to your contract.

                  If you wish to choose option 2, you must complete the enclosed Rejection Form, sign it and return it within thirty (30) days of the date of this Notice, along with the enclosed Certificate of Assumption.

                  Except for the substitution of SunAmerica for John Alden as your insurer, your rights under your contract will not change as a result of the assumption of your contract.

                  If you have any questions about the assumption of your contact or about SunAmerica, please feel free to call ( ) _________. Written inquiries may be mailed to:

                        SunAmerica Life Insurance Company
                             (address)

                                            Sincerely,

                                            JOHN ALDEN LIFE INSURANCE COMPANY

                                            --------------------------------
                                            By:

                                            SUNAMERICA LIFE INSURANCE COMPANY

                                            --------------------------------
                                            By:

                                 REJECTION FORM

To:      JOHN ALDEN LIFE INSURANCE COMPANY
         [address]

         Re:  ANNUITY CONTRACT NUMBER __________ ("Contract")

         I reject the proposed transfer of my Contract from John Alden Life Insurance Company to SunAmerica Life Insurance Company. Enclosed is the Certificate of Assumption that was sent to me.

DATE:____________               ____________________________
                                  POLICYHOLDER SIGNATURE

                                _____________________________
                                    PRINT OR TYPE NAME

                        [For use with all Option Letters]

                               INFORMATION SUMMARY

                           [Description of SunAmerica]

                                    EXHIBIT B

                             ASSUMPTION CERTIFICATE

                                [Contract Number]

Effective Date: ________________, 1996

         This is to certify that SunAmerica Life Insurance Company ("SunAmerica) has assumed responsibility for your annuity insurance policy and the attached riders, if any, issued by John Alden Life Insurance Company ("John Alden").

         All provisions of such policy remain in full force and effect; except that from and after the Effective Date all references in your policy to John Alden are changed to SunAmerica and SunAmerica shall have all rights and will perform all the obligations contained in such policy.

         All inquiries and future correspondence should be directed to SunAmerica at the address listed above.

         This certificate becomes a part of your policy and should be attached thereto.

         IN WITNESS WHEREOF, SUNAMERICA LIFE INSURANCE COMPANY has executed this Assumption Certificate at its Administrative Office in _______________ as of its Effective Date.

                                            SUNAMERICA LIFE INSURANCE COMPANY

                                            By:
                                               -------------------------------